Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 22, 2016, in the Registration Statement (Form S-1) and related Preliminary Prospectus of Ironshore Inc. dated July 22, 2016.

/s/ Ernst & Young LLP

New York, New York

July 22, 2016